UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2013, the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved an amendment to the Employment Agreement, dated June 1, 2012 between the Company and Steven A. Reeves, the Company’s Executive Vice President, Operations. Pursuant to the amendment, (i) the Company increased Mr. Reeves’ base salary to $405,000 per year, effective June 23, 2013, and (ii) the term of the Employment Agreement was extended to December 31, 2014.

Also on June 21, 2013, the Board approved an amendment to the Employment Agreement, dated November 10, 2011 between the Company and Kevin Fisher, the Company’s Executive Vice President, Global Business Development. Pursuant to the amendment, the Company increased Mr. Fisher’s base salary to $390,000 per year, effective June 23, 2013.

Item 7.01	Regulation FD Disclosure.

On June 24, 2013, the Company filed a registration statement on Form S-3 with the SEC relating to the resale of 3,284,180 shares of common stock of the Company that may be offered and sold from time to time by the selling stockholders named therein. The selling stockholders acquired such shares from the Company in connection with an Agreement and Plan of Merger dated May 10, 2013 by and among the Company, Flotek Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Florida Chemical Company, Inc., a Florida corporation (“FCC”), in connection with the Company’s acquisition of FCC. On June 25, 2013, the Company issued a press release announcing the filing of the registration statement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 27, 2013	By:	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 25, 2013.